                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or 240.14a-12

                                  GBC BANCORP
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5)  Total fee paid:

--------------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

--------------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3)  Filing Party:

--------------------------------------------------------------------------------

     (4)  Date Filed:

--------------------------------------------------------------------------------

[LOGO]
                                  GBC BANCORP
                             800 WEST SIXTH STREET
                         LOS ANGELES, CALIFORNIA 90017

TO THE SHAREHOLDERS OF GBC BANCORP:

     NOTICE IS HEREBY GIVEN that, pursuant to the call of its Board of Directors, the Annual Meeting of Shareholders (the "Meeting") of GBC Bancorp ("Bancorp") will be held in the Corporate Board Room of Bancorp, located at 800 West Sixth Street, 15th Floor, Los Angeles, California 90017, on Thursday, April 27, 2000 at 4:00 p.m., for the purpose of considering and voting on the following matters:

     1. ELECTION OF DIRECTORS. To elect fourteen directors to serve for the ensuing year.

     2. OTHER BUSINESS. To transact such other business as may properly come before the meeting and any adjournments thereof.

     The Board of Directors has fixed the close of business on February 29, 2000 as the record date for determination of shareholders entitled to notice of, and the right to vote at the Meeting.

     YOU ARE URGED TO VOTE IN FAVOR OF THE PROPOSALS BY SIGNING AND RETURNING THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. THE ENCLOSED PROXY IS SOLICITED BY BANCORP'S BOARD OF DIRECTORS. ANY SHAREHOLDER GIVING A PROXY MAY REVOKE IT PRIOR TO THE TIME IT IS VOTED BY NOTIFYING THE SECRETARY IN WRITING TO THAT EFFECT, BY FILING WITH HIM A LATER DATED PROXY, OR BY VOTING IN PERSON AT THE MEETING.

                                          By Order of the Board of Directors

                                          /S/ PETER WU
                                          --------------------------------------
                                          Peter Wu
                                          Secretary

Dated: March 28, 2000
(GBC LOGO)

                                PROXY STATEMENT

                                  GBC BANCORP

                         ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD APRIL 27, 2000

                                  INTRODUCTION

     This Proxy Statement is furnished in connection with the solicitation of the Proxies to be used at the Annual Meeting of Shareholders (the "Meeting") of GBC Bancorp ("Bancorp") to be held on Thursday, April 27, 2000 at 4:00 p.m., in the Corporate Board Room of Bancorp, 800 West Sixth Street, 15th Floor, Los Angeles, California 90017, and at any adjournment thereof.

     It is expected that this Proxy Statement and accompanying Notice and form of Proxy will be mailed to shareholders on or about March 28, 2000.

     The matters to be considered and voted upon at the Meeting will be:

     1. ELECTION OF DIRECTORS. To elect fourteen directors to serve for the ensuing year.

     2. OTHER BUSINESS. To transact such other business as may properly come before the meeting and any adjournments thereof.

REVOCABILITY OF PROXIES

     A Proxy for use at the Meeting is enclosed. Any shareholder who executes and delivers such Proxy has the right to revoke it at any time before it is exercised by filing with the Secretary of Bancorp an instrument revoking it or a duly-executed Proxy bearing a later date. In addition, the powers of the proxyholders will be suspended if the person executing the Proxy is present at the Meeting and elects to vote in person by advising the Chairman of the Meeting of his/her election to vote in person, and voting in person at the Meeting. Subject to such revocation or suspension, all shares represented by a properly executed Proxy received in time for the Meeting will be voted by the proxyholders in accordance with the instructions on the Proxy. If no instruction is specified with regard to a matter to be acted upon, the shares represented by the proxy will be voted in accordance with the recommendations of management. Abstentions and broker non-votes are not considered votes cast.

PERSONS MAKING THE SOLICITATION

     This solicitation of Proxies is being made by the Board of Directors of Bancorp. The expense of preparing, assembling, printing, and mailing this Proxy Statement and the materials used in the solicitation of Proxies for the Meeting will be borne by Bancorp. It is contemplated that Proxies will be solicited principally through the use of the mail, but officers, directors, and employees of Bancorp may solicit Proxies personally or by telephone without receiving special compensation therefor. Bancorp may reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding these Proxy materials to their principals. In addition, Bancorp may utilize the services of individuals or companies not regularly employed by Bancorp in connection with the solicitation of Proxies, if management of Bancorp determines that this is advisable.

                               VOTING SECURITIES

     There were issued and outstanding 11,514,119 shares of Bancorp's common stock ("Common Stock") on February 29, 2000 which has been fixed as the record date (the "Record Date") for the purpose of determining shareholders entitled to notice of, and to vote at, the Meeting. Each holder of Bancorp's Common

Stock will be entitled to one vote, in person or by proxy, for each share of Common Stock held as of the Record Date on any matter submitted to the vote of the shareholders.

           SHAREHOLDINGS OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

BY MANAGEMENT

     The following table sets forth, as of January 31, 2000, the number and percentage of shares of Bancorp's outstanding Common Stock beneficially owned, directly or indirectly, by each of Bancorp's directors and nominees for directors and the executive officers included in the Summary Compensation Table set forth under the caption "EXECUTIVE COMPENSATION" on page 7, and by the directors and officers as a group. The shares "beneficially owned" are determined under Securities and Exchange Commission Rules, and do not necessarily indicate ownership for any other purpose. In general, beneficial ownership includes shares over which director, principal shareholder, or officer has sole or shared voting or investment power and shares which such person has the right to acquire within 60 days of January 31, 2000. Unless otherwise indicated, the persons listed below have sole voting and investment powers of the shares beneficially owned. Management is not aware of any arrangements which may, at a subsequent date, result in a change of control of Bancorp.

                                 AMOUNT AND NATURE OF   PERCENTAGE OF
       BENEFICIAL OWNER          BENEFICIAL OWNERSHIP       CLASS
       ----------------          --------------------   -------------
Bernard Chen                            377,520(1)           3.27%
Thomas C.T. Chiu                        156,100(2)           1.35%
Chuang-I Lin                             79,500(3)           0.69%
Ko-Yen Lin                              142,800(4)           1.24%
Ting Y. Liu                             409,786(5)           3.55%
John Wang                                86,984(6)           0.75%
Kenneth C. Wang                          86,984(7)           0.75%
Chien-Te Wu                             232,280(8)           2.01%
Julian Wu                               111,194(9)           0.96%
Li-Pei Wu                               477,912(10)          3.99%
Peter Wu                                572,824(11)          4.96%
Ping C. Wu                              689,904(12)          5.98%
Walter Wu                               153,132(13)          1.33%
Chin-Liang Yen                          440,122(14)          3.81%
Domenic Massei                           11,136(15)          0.10%
Peter Lowe                               21,225(16)          0.18%
Eddie Chang                              21,400(17)          0.19%
24 Present Directors and
  Officers as a group                 4,136,881             33.47%

---------------
 (1) Includes 16,020 shares held by Mr. Chen in his own name, 237,160 shares held by Mr. Chen as the sole Trustee of the Helen Chen Trust dated June 25, 1986, and 101,340 shares held by Mr. Chen as the sole Trustee of the Helen
     Y. Chen Irrevocable Trust, as to which shares held in trust Mr. Chen has sole voting and investment powers. Also includes 23,000 shares subject to options presently exercisable or which will become exercisable within 60 days that are transferable to the Helen Chen Trust in accordance with the pour-over provisions of the Will of Helen Chen.

 (2) Includes 82,280 shares held jointly with Dr. Chiu's spouse, 9,680 shares held by Dr. Chiu in his own name, 16,940 shares held by Dr. Chiu's spouse in her own name, as to which shares Dr. Chiu has shared voting and investment powers, and 24,200 shares owned by Dr. Chiu's Pension Fund. Also includes 23,000 shares subject to options presently exercisable or which will become exercisable within 60 days.

 (3) Includes 45,000 shares owned by Myriad Capital, Inc., which is 95% owned by Mr. Lin, as to which shares Mr. Lin has shared voting and investment powers. Also includes 11,500 shares owned by Mr. Lin's spouse, as to which shares Mr. Lin has shared voting and investment powers. Also includes 23,000 shares subject to options presently exercisable or which will become exercisable within 60 days.

 (4) Includes 87,800 shares held by Mr. Lin as his sole and separate property, and 32,000 shares held by Mr. Lin's spouse as Trustee of the Chine Dai Lin 2000 Trust, as to which shares Mr. Lin has shared voting and investment powers. Also includes 23,000 shares subject to options presently exercisable or which will become exercisable within 60 days.

 (5) Includes 373,156 shares held jointly with Mr. Liu's spouse, and 3,630 shares held by Jade Realty Pension Trust which is 100% owned by Mr. Liu and his spouse, and 10,000 shares held by the Liu Family Charitable Foundation, as to which shares Mr. Liu has voting and investment powers. Also includes 23,000 shares subject to options presently exercisable or which will become exercisable within 60 days. Does not include 40,456 shares held by Mr. Liu's children in their own names, as to which shares Mr. Liu has no voting and investment powers.

 (6) Includes 23,000 shares subject to options presently exercisable or which will become exercisable within 60 days. Does not include 102,730 shares held by Mr. Wang's mother and 63,984 shares held by his non-director brother, Michael Wang, as to which shares Mr. Wang holds a power to vote in accordance with their instructions. Mr. Wang disclaims beneficial ownership of these shares.

 (7) Includes 23,000 shares subject to options presently exercisable or which will become exercisable within 60 days. Does not include 102,730 shares held by Mr. Wang's mother and 63,984 shares held by his non-director brother, Michael Wang, as to which shares Mr. Wang holds a power to vote in accordance with their instructions. Mr. Wang disclaims beneficial ownership of these shares.

 (8) Includes 30,000 shares held on behalf of Mr. Wu by Deaken Management Group, Inc. Also includes 23,000 shares subject to options presently exercisable or which will become exercisable within 60 days.

 (9) Includes 7,260 shares held by Unison Investment of which Mr. Wu is the General Partner. Also includes 23,000 shares subject to options presently exercisable or which will become exercisable within 60 days Does not include 2,420 shares held by Mr. Wu's children in their own names, as to which shares Mr. Wu has no voting and investment powers. Also does not include 279,854 shares held by Mr. Wu's brothers and sisters in their own names, as to which shares Mr. Wu holds a power of attorney to vote in accordance with their instructions. Mr. Wu disclaims beneficial ownership of these shares.

(10) Includes 1,650 shares held jointly with Mr. Wu's spouse, as to which shares Mr. Wu has shared voting and investment powers, and 262 shares held on behalf of Mr. Wu by Merrill Lynch, Pierce, Fenner & Smith, Inc. Also includes 476,000 shares subject to options presently exercisable, which options have been transferred by Mr. Wu to, and are now held by, Wu Family Investment Partnership No. 1, L.P., of which Mr. Wu serves as president of the corporate general partner, as to which shares Mr. Wu would have sole voting and investment powers if options were exercised.

(11) Includes 443,004 shares held under Wu Trust UA 6-19-91. Also includes 26,008 shares held by Mr. Wu's children under the California Uniform Transfers to Minors Act, Chong Hwei Wu, Custodian, as to all of which shares Mr. Wu has shared voting and investment powers. Also includes 9,212 shares held on behalf of Mr. Wu by Fidelity Brokerage Co., and 69,800 shares by Wedbush Morgan Securities. Also includes 24,800 shares subject to options presently exercisable or which will become exercisable within 60 days.

(12) Includes 172,464 shares owned by President Global Corp., as to which shares Mr. Wu has sole voting and investment powers. Also includes 396,724 shares held under the Wu Family 1998 Trust, 2,056 shares held by Mr. Wu's defined benefit plan, 6,654 shares held by Mrs. Wu's defined benefit plan, and a total of 89,006 shares held by Mr. Wu's children in their own names, as to all of which shares Mr. Wu has shared voting and investment powers. Also includes 23,000 shares subject to options presently exercisable or which will become exercisable within 60 days.

(13) Includes 33,332 shares held jointly with Mr. Wu's spouse and 22,000 shares held by Mr. Wu's spouse as trustee, as to which shares Mr. Wu has shared voting and investment powers. Also includes 23,000 shares subject to options presently exercisable or which will become exercisable within 60 days.

(14) Includes 297,340 shares held jointly with Ms. Yen's spouse and 119,782 shares held by Ms. Yen's children in their own names, as to which shares Ms. Yen has shared voting and investment powers. Also includes 23,000 shares subject to options presently exercisable or which will become exercisable within 60 days.

(15) Includes 9,200 shares subject to options presently exercisable or which will become exercisable within 60 days.

(16) Includes 6,425 shares held jointly with Mr. Lowe's spouse as to which shares Mr. Lowe has shared voting and investment powers. Also includes 14,800 shares subject to options presently exercisable or which will become exercisable within 60 days.

(17) Includes 11,000 shares held on behalf of Mr. Chang by Schroder & Co., Inc. and 2,400 shares by TD Waterhouse Investor Services Inc., as to which shares Mr. Chang has shared voting and investment powers with his spouse. Also includes 8,000 shares subject to options presently exercisable or which will become exercisable within 60 days.

BY OTHERS

     The following table sets forth certain information concerning each person known to the Board to be a beneficial owner of more than five percent of Bancorp's outstanding Common Stock as of December 31, 1999 (the ownership of the directors and executive officers of Bancorp being included elsewhere herein):

                    NAME AND ADDRESS OF                       AMOUNT BENEFICIALLY    PERCENTAGE
                      BENEFICIAL OWNER                               OWNED            OF CLASS
                    -------------------                       -------------------    ----------
FMR Corporation.............................................        631,500(1)          5.49%
  82 Devonshire Street
  Boston, MA 02109
Sanford C. Bernstein & Co., Inc.............................        577,000(2)          5.00%
  767 Fifth Avenue
  New York, NY 10153

---------------
(1) According to Schedule 13G/A dated February 14, 2000 filed pursuant to the Securities Exchange Act of 1934 (the "Exchange Act").

(2) According to Schedule 13G dated February 8, 2000 filed pursuant to the Exchange Act.

                             ELECTION OF DIRECTORS

     The persons named below have been nominated to serve as directors of Bancorp until the 2001 annual Meeting of Shareholders and until their respective successors are elected and qualify, and management does not intend to nominate any other persons as directors at this Annual Meeting. There are no family relationships between any director, executive officer or person nominated to become a director or executive officer, except: (i) Peter Wu, Ping C. Wu and Chien-Te Wu are brothers and are first cousins to Julian Wu; and (ii) John Wang and Kenneth Wang are brothers. The term family relationship means any relationship by blood, marriage or adoption not more remote than first cousin. The following is a brief biographical description of each nominee. With the exception of Bernard Chen, who is being nominated for the first time to serve as a director of Bancorp, each of the nominees was elected to his or her present term of office at Bancorp's last Annual Meeting of Shareholders.

                                BANCORP
                                DIRECTOR
          NAME            AGE    SINCE               PRINCIPAL OCCUPATION DURING THE PAST FIVE YEARS
          ----            ---   --------             -----------------------------------------------
Bernard Chen              26       N/A     1995 to present, independent software design consultant; since
                                           1999, Vice President of Fullong Enterprise Corp.; and from January
                                           2000 to present, Product Manager of NetSmart, Inc.
Thomas C.T. Chiu          52      1983     Medical doctor
Chuang-I Lin              59      1983     1980 to present, Chairman and President of Myriad Capital, Inc.
Ko-Yen Lin                56      1986     1977 to present, President of T.K. Lin Investment Co., Calabasas,
                                           CA
Ting Y. Liu, Ph.D.        63      1981     Chairman of HITO Corp., Chatsworth, CA
John C. Wang              37      1989     From 1987 to present, Vice President of The Wang Partnership; 1990 to present, Managing Director of South Bay Capital Corporation; and
                                           since 1991, President, Pacific Coast Realty Services, Inc.
Kenneth C. Wang           39      1991     From 1986 to present, Executive Vice President of The Wang
                                           Partnership; and from 1993 to present, Executive Vice President of
                                           Kenjohn Trading
Chien-Te Wu               38      1994     From September 1990 to July 1993, Executive Vice President, and
                                           since August 1993 to present, President, of Tone Yee Investments &
                                           Developments, Inc.
Julian Wu, Ph.D.          58      1981     1977 to present, General Partner of West Union Investment Co.,
                                           Torrance, CA
Li-Pei Wu                 65      1982     From May 1982 to present, Chief Executive Officer and from June
                                           1984 to present, also Chairman of the Board of Bancorp and General
                                           Bank. President of Bancorp and General Bank from May 1982 to March
                                           1998
Peter Wu, Ph.D.           51      1981     From 1979 to March 1998, Executive Vice President and since January
                                           1995, also Chief Operating Officer, of General Bank; from 1981 to
                                           March 1998, Executive Vice President of Bancorp; President and
                                           Chief Operating Officer of Bancorp and General Bank since March
                                           1998. Presently also Secretary of Bancorp and General Bank
Ping C. Wu                54      1981     1975 to present, President of President Global Corp., Buena Park,
                                           CA
Walter Wu                 54      1981     1984 to present, President of Wenix International Corp.
Chin-Liang Yen            57      1983     From 1986 to present, President of San Yang Enterprises Corp.

     The enclosed Proxy will be voted in favor of the election of the above-named nominees as directors, unless authority to vote for directors is withheld. If any of the nominees should be unable or decline to serve, which is not anticipated, discretionary authority is reserved for the proxyholders to vote for a substitute, to be designated by the present Board of Directors.

                     THE BOARD OF DIRECTORS AND COMMITTEES

     As of December 31, 1999, there were thirteen directors of Bancorp. At the last Annual Meeting of Shareholders fourteen directors of Bancorp were elected, but director Helen Chen passed away in August 1999, leaving one director position vacant. Bancorp had ten (10) special Board of Directors meetings in 1999. With the exception of Helen Chen, all directors attended more than 75% of the Board Meetings of Bancorp. Bancorp does not have any standing audit, compensation, nominating or personnel committee.

     The Board of Directors of General Bank (the "Bank") had twelve (12) regular meetings during the year 1999. Members of the Board of Directors of the Bank also attended twenty-five (25) loan committee meetings during the year 1999. The Bank has an audit committee composed of seven outside directors which met four
(4) times in 1999. The audit committee reviews audits of the Bank and considers the adequacy of auditing procedures.

DIRECTORS' COMPENSATION

     Each director who attends the regular Board of Directors meetings of the Bank is paid $1,600.00 for each attendance. Any director who does not attend is paid $1,000.00 per meeting. Directors are not paid any fee for attending special Board Meetings unless agreed to by a majority of the Board of Directors. Non-employee directors who are members of and attend meetings of the various committees of the Board of Directors of the Bank are paid attendance fees as follows: (a) $600.00 per attendance at a loan committee meeting; (b) $500.00 per attendance at a CRA committee meeting; and (c) $500.00 per attendance at an audit committee meeting. In addition, the audit committee Chairperson receives a $3,000.00 annual retainer.

     Pursuant to a program to grant non-qualified options for Bancorp's Common Stock to the non-employee directors, immediately after the Company's 1998 Annual Meeting of Shareholders, each of the twelve (12) non-employee directors elected was granted a non-qualified option to purchase 20,000 shares of Common Stock, with the exercise price of the options to be the fair market value of the Common Stock on the date of said meeting. The program further provides that, beginning on January 1, 1999 and continuing thereafter on January 1 of each succeeding year, each non-employee director serving on such date who shall have served as a director for at least one year as of such date will be granted a non-qualified option to purchase 3,000 shares of Common Stock with an exercise price equal to the fair market value of the Common Stock on the first business day of each such year, with such option to vest on the one year anniversary date of the grant thereof. The first such options were granted in 1999. All options granted under the program will be fully exercisable on the first anniversary date of the grant and will be exercisable over a ten (10)-year period from the date of the grant.

                             EXECUTIVE COMPENSATION

     The following table sets forth the cash and non-cash compensation paid or accrued by Bancorp or the Bank to or for the account of the Chief Executive Officer and the four other most highly compensated executive officers of Bancorp and the Bank whose total annual salary and bonus for the last fiscal year exceeds $100,000 (the "Named Executives") for the fiscal years ended December 31, 1999, 1998, and 1997.

                           SUMMARY COMPENSATION TABLE

                                                                                LONG TERM COMPENSATION(1)
                                                                            ---------------------------------
                                           ANNUAL COMPENSATION                      AWARDS            PAYOUTS
                                -----------------------------------------   -----------------------   -------
                                                                OTHER       RESTRICTED   SECURITIES
                                                                ANNUAL        STOCK      UNDERLYING              ALL OTHER
           NAME AND                    SALARY      BONUS     COMPENSATION     AWARD       OPTIONS      LTIP     COMPENSATION
      PRINCIPAL POSITION        YEAR     ($)      (2)($)        (3)($)         ($)         (4)(#)       ($)        (5)($)
      ------------------        ----   -------   ---------   ------------   ----------   ----------   -------   ------------
Li-Pei Wu                       1999   420,036   1,659,757(6)  326,456         N/A(7)          --       N/A        28,800
  Chairman of the Board,        1998   402,336   1,558,863     306,611         N/A(8)          --       N/A        27,400
  Chief Executive Officer and   1997   383,048   1,497,504     294,542         N/A             --       N/A        20,000
  Director of Bancorp and Bank
Peter Wu                        1999   174,000     186,645      36,711         N/A         20,000       N/A        28,800
  President, Secretary,         1998   156,000     174,468      34,316         N/A         20,000       N/A        27,084
  Chief Operating Officer and   1997   112,025     200,000      39,338         N/A          8,000       N/A        16,534
  Director of Bancorp and Bank
Domenic Massei                  1999    93,600      90,000      15,188         N/A          5,000       N/A         4,666
  Executive Vice President of   1998    87,000      92,487      18,191         N/A          7,000       N/A         4,339
  Operations Administration of  1997    81,400      90,000      15,188         N/A          3,000       N/A         4,070
  Bank
Peter Lowe                      1999   121,800      50,000       8,438         N/A          5,000       N/A         6,084
  Executive Vice President and  1998   118,800      92,045      18,104         N/A          8,000       N/A         6,116
  Chief Financial Officer of    1997   115,060     117,000      23,013         N/A          6,000       N/A         5,753
  Bancorp and Bank
Eddie Chang                     1999    88,200      81,789      13,802         N/A          5,000       N/A         4,401
  Senior Vice President and     1998    84,000      99,585      16,805         N/A          6,000       N/A         4,188
  Manager of Real Estate        1997    75,450     102,588      17,312         N/A          4,000       N/A         3,773
  Lending Department of Bank

---------------
(1) Bancorp has no plans for granting restricted stock awards, or stock appreciation rights, or making LTIP (Long-term Incentive Plan) payouts.

(2) Amounts shown are profit sharing awards paid for services rendered during the years indicated.

(3) Amounts shown represent gross-up payments to cover the federal income tax for the portion (up to 30%) of the profit sharing award paid to the Named Executive for services rendered during the year which such Executive elects to set aside pursuant to savings incentives. Amounts shown assume each of the Named Executives elects to set aside 30% of the profit sharing award paid to him.

(4) Options reflect a 2-for-1 stock split to shareholders of record on April 30, 1998.

(5) Amounts shown include the matching funds contributed by the Bank pursuant to the General Bank Profit Sharing 401(k) Plan and Director Fees received by the Named Executives who are Directors.

(6) Pursuant to Li-Pei Wu's Employment Agreement with the Company, Mr. Wu elected to receive $829,878.50 of such bonus in shares of Bancorp Common Stock. See page 12 under the caption "Employment Agreement."

(7)(8) Pursuant to Li-Pei Wu's Employment Agreement with the Company, for 1998 Mr. Wu was granted a vested, deferred contractual right to receive 23,800 shares of Bancorp Common Stock, which shares will be granted to him on January 1, 2004; and for 1999 Mr. Wu was granted a vested, deferred contractual right to receive (i) 21,279 shares and (ii) 25,928 shares of Bancorp Common Stock, which shares will be granted to him on February 1, 2002 and January 1, 2005, respectively (in each case together with an additional number of shares equal in value to the dividends that would have been paid on such shares during the deferral period). See "EXECUTIVE COMPENSATION -- Employment Agreement" on pages 11 - 13.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table reflects information with regard to stock options granted under the GBC Bancorp Amended and Restated 1988 Stock Option Plan to the Named Executives during fiscal 1999, as indicated in the Summary Compensation Table.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                              POTENTIAL REALIZABLE
                                                                                                VALUE AT ASSUMED
                                                                                                 ANNUAL RATES OF
                                     INDIVIDUAL GRANTS                                         STOCK APPRECIATION
-------------------------------------------------------------------------------------------    FOR OPTION TERM(4)
                       NO. OF SECURITIES    % OF TOTAL OPTIONS    EXERCISE OR                 ---------------------
                       UNDERLYING OPTION   GRANTED TO EMPLOYEES    BASE PRICE    EXPIRATION      5%          10%
        NAME             GRANTED(1)(2)        IN FISCAL YEAR      ($/SHARE)(3)      DATE         ($)         ($)
---------------------  -----------------   --------------------   ------------   ----------   ---------   ---------
Li-Pei Wu                        0                  N/A                N/A              N/A          0           0
Peter Wu                    20,000                15.56%             23.00       01/20/2005    156,444     354,918
Domenic Massei               5,000                 3.89%             23.00       01/20/2005     39,111      88,730
Peter Lowe                   5,000                 3.89%             23.00       01/20/2005     39,111      88,730
Eddie Chang                  5,000                 3.89%             23.00       01/20/2005     39,111      88,730

---------------
(1) Options granted in 1999 are exercisable starting 6 months after the grant date, with 20% of the shares covered thereby becoming exercisable at that time and with an additional 20% of the option shares becoming exercisable on each successive anniversary of the grant date.

(2) Options have a term of 6 years, subject to earlier termination in the event of the optionee's cessation of service with Bancorp. Each installment of vesting shares will terminate on the sixth anniversary of the grant date. Options will become immediately exercisable in the event of a liquidation, reorganization, merger or consolidation of Bancorp with another corporation as a result of which Bancorp is not the surviving corporation, or an asset sale of Bancorp to another person.

(3) The exercise price and tax withholding obligations related to exercise are payable by the optionee at time of exercise.

(4) The difference between the exercise price as multiplied by the annual appreciation rate shown compounded annually for the full term of the option and the exercise price, multiplied by the number of options granted. The dollar amounts set forth under the heading are the result of calculations at the 5% and 10% rates set by the SEC and therefore are not intended to forecast possible future valuation, if any, of the stock price of Bancorp.

OPTION EXERCISES IN LAST FISCAL YEAR AND VALUE OF UNEXERCISED OPTIONS AT YEAR
END

                                                                                             VALUE OF SECURITIES
                                                                                           UNDERLYING UNEXERCISED
                                                                NUMBER OF SECURITIES        IN-THE-MONEY OPTIONS
                              SHARES ACQUIRED      VALUE       UNDERLYING UNEXERCISED         AT 12/31/99(1)(2)
                                ON EXERCISE     REALIZED(1)    OPTIONS AT 12/31/99(2)     EXERCISABLE/UNEXERCISABLE
            NAME                    (#)             ($)       EXERCISABLE/UNEXERCISABLE               $
            ----              ---------------   -----------   -------------------------   -------------------------
Li-Pei Wu...................          --              --           476,000/0                  6,055,672/0
Peter Wu....................      10,800          77,675            11,000/32,600                22,974/31,073
Domenic Massei..............       3,400          35,056             6,400/10,600                25,836/18,824
Peter Lowe..................       2,800          17,900             9,400/11,800                73,322/18,524
Eddie Chang.................       1,600          18,388             6,000/10,200                18,724/18,724

---------------
(1) Value is based on market value of Bancorp's Common Stock at date of exercise or end of fiscal 1999 minus the exercise price.

(2) Bancorp has no plans pursuant to which stock appreciation rights may be granted.

BOARD OF DIRECTORS' REPORT ON EXECUTIVE COMPENSATION

     Compensation for each of the Named Executives, as well as other middle level officers and above and certain business development employees, is comprised mainly of a base salary and incentive compensation. The incentive compensation may be made in awards of individual direct incentives, department incentives, Company-wide profit sharing, and long-term compensation in the form of stock options.

     GBC Bancorp and General Bank (collectively the "Company") have maintained the philosophy that compensation to officers should be highly incentive oriented, and that employees should be encouraged to pursue better individual and/or group performance and be rewarded accordingly. Consistent with this compensation philosophy, the Company's existing profit sharing plan was amended in February, 1996 and was expanded to create, in addition to the existing profit sharing program, a new direct incentive program for officers and certain non-officer employees whose business development or profit center financial results can be quantified. Annual profit sharing and incentive awards are made to the Company's officer-employees and eligible non-officer employees involved in business development and marketing under the Company's profit sharing and incentive compensation programs in accordance with the criteria discussed below.

     The amount available for awards under the Company's profit sharing and incentive compensation programs is based on the audited year end financial statements, computed as follows: (i) 5.4% of any amount by which the Bank's tax equivalent income before taxes exceeds 10% of the net equity of the Bank at the beginning of that fiscal year but does not exceed 15% of such net equity; and
(ii) 6.4% of any amount by which such income exceeds 15% of such net equity. Of the amount so determined to be available for the annual profit sharing and incentive awards, specific incentive awards shall first be allocated to those officers eligible to receive direct incentive compensation by virtue of their quantifiable performance, and, only after such incentive awards are so allocated, the Company-wide profit sharing awards shall then be allocated to eligible officers of the Company from the remaining available funds. However, since officers eligible to receive direct individual or group incentives are rewarded based on quantifiable profitability improvements and achievements made during a year, such incentive awards are not dependent upon the Company's achieving the threshold of 10% return on shareholder's equity, but are based upon the officer's individual and/or departmental profitability results. Accordingly, awards may be made to such eligible officers for direct incentives even if the threshold return described above is not met. The Company's management shall report to the Board of Directors if and when such situation arises.

     The Company has established certain weighting guidelines in allocating the Company-wide profit sharing awards. The weighting guidelines are based upon a categorization of the Company's officers and business development personnel into groups representing different job responsibilities. The exact weights assigned to each of the groups will be reviewed annually by the Company's Chief Executive Officer, and may be adjusted depending on the Chief Executive Officer's assessment about each group's contribution to the Company's profits. The allocation of the Company-wide profit sharing awards within each group will be based on each individual's salary and job performance.

     A further component of officer compensation is the awarding of stock options. The Company believes that stock ownership by key employees provides a valuable incentive for them as they will benefit as the Bancorp stock price increases, and that stock-based performance compensation arrangements are also conducive to aligning employees' and shareholders' interests.

     Compensation for the Chief Executive Officer, Mr. Li-Pei Wu, was made in accordance with his five year employment agreement with Bancorp and the Bank with an effective date of January 1, 1998 (described on pages 11 - 13) pursuant to the direction and approval of their respective Board of Directors. The formula of the profit sharing award for the Chief Executive Officer was initially approved by the Board in 1982 as a part of the compensation provided in his prior employment agreement, which agreement was subsequently renewed three times without any change in such profit sharing formula. Under Mr. Wu's current employment agreement, the incentive compensation cash award payable to him in the fiscal years 2000, 2001 and 2002 is subject to maximum dollar limitations. See "Employment Agreement" on page 12.

     In setting the compensation to the Chief Executive Officer pursuant to the aforesaid employment agreement effective as of January 1, 1998, the Board of Directors took particular note of the management's success, under the direction of the Chief Executive Officer, in achieving the financial goals and in effectively directing the Company's operations. The Board of Directors believes Mr. Li-Pei Wu has managed the Company extremely well in a challenging business climate and has accomplished distinguished results in comparison to peer companies in the banking industry.

     The philosophy guiding the Board in its structuring of Mr. Wu's compensation program under his current employment agreement was to place an emphasis on the Common Stock of Bancorp as a component of incentive compensation with the intention to motivate Mr. Wu to improve stock market performance. Furthermore, in order to encourage Mr. Wu to take a long-term view towards the Company's performance, and related thereto to take an active role in the selection and training of his successor as Chief Executive Officer of the Company, the Board felt it advisable to provide for the grant of new stock options to Mr. Wu in 2001 for his promise not to compete with the business of the Company for five (5) years after termination of his employment, and also to require that shares granted to him under the stock retention program of the current employment agreement be received by him only after deferral periods of two (2) or five (5) years. In setting Mr. Wu's compensation under his current employment agreement the Board took into consideration the Company's exceptional performance under his management, particularly when compared to other members of its peer group.

     In connection with the compensation of the Named Executives, the Board has considered the applicability of Section 162(m) of the Internal Revenue Code.
Section 162(m) limits deductibility of compensation in excess of $1,000,000.00 paid to a Named Executive unless this compensation qualifies as "performance-based". During the course of negotiating Mr. Wu's compensation under his current employment agreement (described on pages 11 - 13) with Bancorp and the Bank, the Board considered the application of Section 162(m), and Mr. Wu's compensation has been structured to minimize the possibility that the non-performance-based compensation portion of his annual compensation will exceed the $1,000,000.00 Section 162(m) limitation. The Board believes that the incentive compensation cash award payable to Mr. Wu qualifies as performance-based compensation and satisfies the requirements for exemption under Section 162(m).

     Mr. Wu's non-performance-based compensation for 1999 did not exceed the
Section 162(m) limitation, and the Board believes that the likelihood is low that such Section 162(m) limitation will be exceeded for any year that Mr. Wu is a Named Executive. However, to the extent that the non-performance-based compensation payable to Mr. Wu under such employment agreement may exceed the $1,000,000.00 limitation of Section 162(m) for any year that he is a Named Executive, such excess amount will not be tax deductible by the Company.

     Other than Mr. Wu, there are no employees of the Company who received compensation over $1,000,000.00 during 1999, and the Board does not believe that the compensation payable to any of the Company's executive officers other than Mr. Li-Pei Wu will approach the $1,000,000.00 limitation in the near future.

                                                        THE BOARD OF DIRECTORS:

                                                        Thomas C.T. Chiu   Julian Wu
                                                        Chuang-I Lin       Li-Pei Wu
                                                        Ko-Yen Lin         Peter Wu
                                                        Ting Y. Liu        Ping C. Wu
                                                        John Wang          Walter Wu
                                                        Kenneth C. Wang    Chin-Liang Yen
                                                        Chien-Te Wu

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Company has no standing compensation committee; all of the members of the Board of Directors participate in decisions regarding compensation of the Company's executive officers. As members of the Board of Directors, Mr. Li-Pei Wu, the Company's Chairman and Chief Executive Officer, and Mr. Peter Wu, the Company's President and Chief Operating Officer, participate in executive officer and other employee compensation decisions, but neither such person participated in any decisions regarding his own compensation as an executive officer. Mr. Li-Pei Wu's compensation is determined in accordance with the terms and provisions of his Employment Agreement with the Company (see "Employment Agreement" on pages 11 - 13), and the Board of Directors does not exercise discretion in awarding compensation to Mr. Li-Pei Wu. The philosophy and guidelines for the Company's profit sharing and incentive compensation programs applicable to executive officers and other employees are described in the "Board of Directors' Report on Executive Compensation" on pages 9 - 11.

EMPLOYMENT AGREEMENT

     On February 19, 1998 Mr. Li-Pei Wu, Bancorp and the Bank entered into an employment agreement having an effective date of January 1, 1998, which agreement was modified by an amendment entered into on March 19, 1998 with an effective date of January 1, 1998 (as so amended, the "Employment Agreement"). The incentive compensation award program provided for in the Employment Agreement was approved by the holders of a majority of the outstanding shares of the Company at the Company's Annual Meeting of Shareholders held in 1998.

     The Employment Agreement provides for an employment term of five (5) years, commencing January 1, 1998, and ending December 31, 2002. Pursuant to the Employment Agreement, Mr. Wu will serve as Chairman of the Board of Bancorp and the Bank throughout the entire term of the Employment Agreement, and will serve as Chief Executive Officer of Bancorp and the Bank only through December 31, 2000.

     The Employment Agreement provides for a base annual salary of $402,336.00, which amount was adjusted on January 1, 1999, and is to be further adjusted on each succeeding anniversary, by a percentage increase equal to three percent (3%) over the increase in the Consumer Price Index.

     The Employment Agreement also provides for an annual incentive compensation award payable to Mr. Wu, which award is based upon a formula identical to that for the annual profit sharing award included in Mr. Wu's prior employment agreement, to be computed as follows: (i) three percent (3%) of any amount by which the Bank's tax equivalent income before taxes exceeds ten percent (10%) of the net equity of the Bank at the beginning of that fiscal year but does not exceed fifteen percent (15%) of such net equity; and (ii) four percent (4%) of any amount by which such income exceeds fifteen percent (15%) of such net equity. In addition, Mr. Wu will be entitled to receive from each Bancorp subsidiary (other than the Bank), if any exists, an incentive compensation cash award computed in accordance with a formula identical to the one described in the preceding sentence. The aggregate incentive compensation cash award payable to Mr. Wu shall be subject to the following maximum dollar limitations commencing with the fiscal year ending December 31, 2000: (i) $1,500,000.00 for the fiscal year 2000; (ii) $400,000.00 for the fiscal year 2001; and (iii) $400,000.00 for the fiscal year 2002. Amounts of incentive compensation cash awards received by Mr. Wu with respect to services rendered in 1999, 1998, 1997 are included in the Summary Compensation Table on page 7.

     Pursuant to grants of non-qualified options under the GBC Bancorp Amended and Restated 1988 Stock Option Plan made to Mr. Wu in accordance with his prior employment agreement, which options have all become exercisable and have been exercised in part, the Wu Family Investment Partnership No. 1, L.P., of which Mr. Wu serves as president of the corporate general partner, now holds (as transferee from Mr. Wu) unexercised options to acquire 476,000 shares of Common Stock at a price of $6.59 per share. Such options will expire on December 19, 2001 or, notwithstanding such expiration date, three (3) months after the termination of Mr. Wu's employment with the Company, provided that (i) in the case of his death during such three (3)-month period or while still employed, such options would expire one (1) year after his death or (ii) in the case of termination by reason of disability, within one (1) year after such termination.

     Under the Employment Agreement, provided that Mr. Wu continues in the employ of the Company through December 19, 2001, on such date Mr. Wu will be granted a non-qualified stock option to purchase shares of Bancorp Common Stock equal to the aggregate of the number of shares of Bancorp Common Stock that are covered by the unexercised portion of Mr. Wu's December 19, 1991 non-qualified stock option as of December 31, 2000 and/or the number of shares that had been previously acquired by Mr. Wu by reason of exercising such non-qualified stock option and which shares are held by him as of December 31, 2000. The number of shares of Bancorp Common Stock subject to the new non-qualified stock option will be equitably adjusted in the event of any change to Bancorp Common Stock occurring as a result of any stock split, stock dividend, reorganization or similar transaction. The exercise price under such new option will be the fair market value of Bancorp Common Stock on the date of grant and such option will vest immediately. The new option will be exercisable until December 31, 2007; provided, that if Mr. Wu's employment with the Company terminates prior to December 31, 2002, the exercise period will only be three (3) months from such termination date, or, if Mr. Wu dies or becomes disabled, the exercise period will be the earlier of one (1) year from his death or disability or December 31, 2007.

     The Employment Agreement provides that commencing with the fiscal year ending December 31, 1999 Mr. Wu may elect in his discretion to receive up to one-half ( 1/2) of his incentive compensation cash award for any fiscal year in shares of Bancorp Common Stock. If Mr. Wu makes such an election he will receive as of the date of such election Bancorp Common Stock equal in value (determined as of such election date) to the portion of the cash award for which he elected to receive Bancorp Common Stock. In addition, he will be awarded as of such election date a vested, deferred contractual right to receive two (2) years later Bancorp Common Stock equal in value to the sum of fifty percent (50%) in value of the portion of the cash award for which he elected to receive Bancorp Common Stock plus the value of dividends that would have been paid during the two (2)-year deferral period had such Bancorp Common Stock actually been granted to him on the date of his election. The number of shares of Bancorp Common Stock subject to the vested, deferred contractual right will be equitably adjusted in the event of any change to Bancorp Common Stock occurring as a result of any stock split, stock dividend, reorganization or similar transaction. In accordance with the foregoing terms, for the fiscal year ending December 31, 1999 Mr. Wu did elect to receive one-half of the incentive compensation cash award payable to him in shares of Bancorp Common Stock. Such election was made by Mr. Wu on January 31, 2000, on which date the closing price of Bancorp Common Stock was 19 1/2. With one-half of his incentive compensation cash award equal to $829,878.50 and based upon the closing price on the date of his election, the number of shares so issued to Mr. Wu was 42,558. In addition, Mr. Wu was awarded as of such election date a vested, deferred contractual right to receive two (2) years later 21,279 shares of Bancorp Common Stock.

     The Employment Agreement further provides that during the first three (3) years of Mr. Wu's employment thereunder Bancorp shall grant to him a vested, deferred contractual right to receive one share of Bancorp Common Stock for every twenty (20) shares of Bancorp Common Stock acquired by him through exercise of his non-qualified stock option, or acquired by reason of his election to receive up to one-half ( 1/2) of his incentive compensation cash award for any fiscal year in Bancorp Common Stock (excluding shares for which Mr. Wu has a vested, deferred contractual right to receive), and/or of vested option shares (even though not exercised) under his non-qualified stock option that are held during the full term of the relevant fiscal year. Pursuant to such provision of the Employment Agreement, for 1998 Mr. Wu was granted a vested, deferred contractual right to receive 23,800 shares of Bancorp Common Stock, and for 1999 he was granted such a right to receive 25,928 shares. The total number of shares to be received by Mr. Wu shall not in the aggregate exceed 100,000, which number is subject to equitable adjustment in the event of any change to Bancorp Common Stock occurring as a result of any stock split, stock dividend, reorganization or similar transaction. Such additional shares shall be granted on the fifth (5th) anniversary of the first (1st) day of January following the year with respect to which the contractual right to receive the additional shares was awarded (together with a further number of shares equal in value to the dividends that would have been paid on the additional shares during such five (5)-year deferral period).

     In the event of the disability of Mr. Wu, either he or the Company may elect to terminate his employment upon six (6) months prior written notice, during which period he is entitled to his regular pay and a proportionate part of any incentive compensation award.

     The Employment Agreement gives Mr. Wu a right to at any time, with or without cause, to terminate the Employment Agreement upon six (6) months prior written notice to the Company, during which period he is entitled to his regular pay and a proportionate part of any incentive compensation award.

     Under the Employment Agreement, at the expiration of its stated term on December 31, 2002 (other than for cause), Mr. Wu will be entitled to an annual retirement benefit equal to fifty percent (50%) of the annual base salary he earned during his final year of employment. This retirement benefit will be payable in equal monthly installments over the five (5) years following the expiration of the term of the Employment Agreement.

     The Employment Agreement contains a noncompetition provision whereby Mr. Wu agrees not to compete with the Company for a period of five (5) years following the date of his termination of employment under the Employment Agreement. In the event that Mr. Wu fails to comply with such noncompetition provision, as of the date of such failure to comply, (i) the new stock option granted to Mr. Wu on December 19, 2001, to the extent not yet exercised, or Mr. Wu's right to receive such option if not yet granted, will expire or terminate, (ii) Mr. Wu will no longer be entitled to the retirement benefit provided for under the Employment Agreement, to the extent not yet paid, and (iii) Mr. Wu will no longer be allowed continued use of an office and automobile.

     In the event of any merger or consolidation or acquisition of Bancorp or the Bank, whereby Bancorp or the Bank is not the surviving entity, or another entity or person acquires more than fifty percent (50%) of the outstanding Common Stock of the Bank or Bancorp in one or more transactions, or the Bank or Bancorp ceases to exist pursuant to any of such transactions or similar transactions (any of which herein referred to as a "Triggering Event"), under the contingency stock option granted pursuant to his prior employment agreement with the Company, provided Mr. Wu is then in the employ of the Company, Mr. Wu shall have the right to purchase 242,000 shares of Bancorp Common Stock at $1.86 per share, exercisable upon the execution of an agreement or the application to any regulatory authority for approval of or consent to any Triggering Event, such right to remain exercisable in whole or in part until 45 days after the consummation of the Triggering Event. If any Triggering Event is not consummated, such contingent option shall then not be exercisable, but shall continue in full force and effect and be exercisable upon the occurrence of any future Triggering Event.

CHANGE IN CONTROL ARRANGEMENTS

     Bancorp has certain compensatory arrangements with its executive officers which will result from a change in control of the Company. All stock option agreements outstanding under the GBC Bancorp Amended and Restated 1988 Stock Option Plan provide for the acceleration of exercisability of options upon the occurrence of certain triggering events, including a liquidation, reorganization, merger or consolidation of Bancorp with another corporation as a result of which Bancorp is not the surviving or resulting corporation, or a sale of substantially all the assets of Bancorp to another person, or a reverse merger in which Bancorp is the surviving corporation but the shares of Bancorp's stock outstanding immediately preceding the merger are converted by virtue of the merger into other property.

     The GBC Bancorp 1999 Employee Stock Incentive Plan also includes certain change in control provisions. During fiscal 1999, no stock options were granted under such plan.

     In addition, pursuant to the authorization of the Board of Directors of Bancorp, certain employees of the Bank were granted contingency stock options to purchase Common Stock of Bancorp upon the occurrence of a triggering event. The term triggering event for this purpose shall mean the execution of an agreement providing for any of the following transactions or the application to any regulatory authority for approval of or consent to any of the following transactions: sale of substantially all of the assets of the Bank or Bancorp, any merger or consolidation or acquisition of the Bank or Bancorp whereby the Bank or Bancorp is not the surviving entity, or an entity or person or such person and his associates acquires up to fifty percent (50%) of the outstanding Common Stock of the Bank or Bancorp in one transaction or in a series of related transactions, or the Bank or Bancorp ceases to exist pursuant to any such transactions or similar transactions. The contingency stock option may be exercised in whole or in part by the employee at any time after the occurrence of the triggering event and until 45 days after the date the triggering event is consummated. In the event an employee's employment by the Bank is terminated, the contingency stock option previously granted to him is also terminated.

              DISCLOSURE OF LATE FILINGS OF SECTION 16(a) REPORTS

     Section 16(a) of the Exchange Act requires Bancorp's directors and executive officers, and persons who own more than 10% of a registered class of Bancorp's equity security (if any), to file with the SEC reports of ownership and changes in ownership of common stock of Bancorp. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the issuer with copies of all Section 16(a) forms they file.

     Based solely on review of the copies of such reports furnished to Bancorp or representations that no other reports were required, Bancorp believes that, during the 1999 fiscal year, all filing requirements applicable to Bancorp's officers and directors were complied with.

                         COMPARATIVE STOCK PERFORMANCE

     Set forth below is a line graph comparing the cumulative total shareholder return on the Common Stock of Bancorp for the last five fiscal years with the cumulative total return on the S&P 500 Index and the SNL Securities, L.P. California Independent Bank Stock Index over the same period.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
       ON GBC BANCORP COMMON STOCK, S&P 500 INDEX & SNL SECURITIES, L.P.
                    CALIFORNIA INDEPENDENT BANK STOCK INDEX

                                                                                                         CALIFORNIA INDEPENDENT
                                                       GBC BANCORP                   S&P 500                   BANK INDEX
                                                       -----------                   -------             ----------------------
12/31/94                                                 100.00                      100.00                      100.00
12/31/95                                                 125.71                      137.58                      138.19
12/31/96                                                 202.24                      169.03                      170.56
12/31/97                                                 469.76                      225.44                      334.13
12/31/98                                                 383.90                      289.79                      315.22
12/31/99                                                 293.02                      350.78                      357.26

ASSUMES $100 INVESTED ON DECEMBER 31, 1994 IN GBC BANCORP COMMON STOCK, S&P 500 INDEX AND SNL SECURITIES, L.P. CALIFORNIA INDEPENDENT BANK STOCK INDEX

* TOTAL RETURN ASSUMES REINVESTMENT OF DIVIDENDS

                             SELECTION OF AUDITORS

     Deloitte & Touche LLP has audited the books and records of Bancorp since October 1998, and the Board of Directors intends to re-appoint Deloitte & Touche LLP for Bancorp's fiscal year ending December 31, 2000. Representatives of Deloitte & Touche LLP are expected to be present at the Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

                              CERTAIN TRANSACTIONS

     Some of the directors and executive officers of Bancorp and the companies with which they are associated are customers and have had banking transactions with the Bank in the ordinary course of the Bank's business, and the Bank expects to have banking transactions with such persons in the future. In management's opinion, all loans and commitments to lend included in such transactions were made on substantially the same terms, including interest rates and collateral, as those prevailing for comparable transactions with other persons of similar creditworthiness and, in the opinion of management, did not involve more than a normal risk of collectibility or present other unfavorable features. The aggregate balance outstanding at December 31, 1999, of all such loans and credit extensions to all directors and executive officers of the Bank, together with their associates, was $2,713,335, constituting approximately 1.70% of the Bank's Stockholders' Equity.

                            SHAREHOLDERS' PROPOSALS

     Any shareholder of Bancorp who wishes to present a proposal to be considered at the next Annual Meeting of Shareholders of Bancorp and who wishes to have such proposal presented in Bancorp's Proxy Statement for such Meeting must deliver such proposal in writing to Bancorp at its head office stated above not later than December 31, 2000.

                                 OTHER MATTERS

     The Board of Directors has no knowledge of any other matters which may come before the Meeting and does not intend to present any other matters. However, if any other matters shall properly come before the Meeting or any adjournment thereof, the persons named as proxies will have discretionary authority to vote the shares represented by the accompanying proxy in accordance with their best judgment.

                                          GBC BANCORP

                                          /s/ PETER WU
                                          ------------------------------
                                          Peter Wu
                                          Secretary

Dated: March 28, 2000

     A COPY OF BANCORP'S 1999 ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K WILL BE PROVIDED TO SHAREHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO GBC BANCORP, 800 WEST SIXTH STREET, LOS ANGELES, CALIFORNIA 90017. ATTENTION: INVESTOR RELATIONS.

                                  GBC BANCORP
                 ANNUAL MEETING OF SHAREHOLDERS, APRIL 27, 2000

   The undersigned hereby appoints Sheila Miller and Peter Wu, or either of them, proxies, each with full power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse, all the shares of common stock of GBC Bancorp held on record by the undersigned on February 29, 2000, at the Annual Meeting of Shareholders to be held on April 27, 2000 or any adjournments thereof.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

               (PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD
                     PROMPTLY USING THE ENCLOSED ENVELOPE.)

                       (TO BE SIGNED ON THE OTHER SIDE.)               [SEE
                                                                   REVERSE SIDE]

                        PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!

                         ANNUAL MEETING OF SHAREHOLDERS
                                  GBC BANCORP

                                 APRIL 27, 2000

                Please Detach and Mail in the Envelope Provided

A [X]  Please mark your                                                                           |
       votes as in this                                                                           |
       example.                                                                                   |___


               FOR all nominees      WITHHOLD AUTHORITY  NOMINEES: Bernard Chen
               listed at right        to vote for all              Thomas C.T. Chiu
               (except as                 nominees                 Chuang-I Lin
               marked to the          listed at right              Ko-Yen Lin
               contrary below)                                     Ting Y. Liu         2. OTHER BUSINESS: In this discretion, the
                                                                   John C. Wang           Proxies are authorized to vote upon such
1. ELECTION OF        [ ]                                          Kenneth C. Wang        other business as may properly come
   DIRECTORS                                                       Chian-Te Wu            before the meeting.
                                                                   Julian Wu
                                                                   Li-Pei Wu           This proxy when properly executed will be
                                                                   Peter Wu            voted in the manner directed herein by
                                                                   Ping C. Wu          the undersigned shareholder. If no
                                                                   Walter Wu           direction is made, this proxy will
                                                                   Chin-Liang Yen      be voted FOR Item (1). If any other
                                                                                       business is presented at the meeting,
                                                                                       this Proxy confers authority to and
                                                                                       shall be voted in accordance with
                                                                                       the recommendations of the Board of
                                                                                       Directors.

                                                                                       Please date this Proxy and sign as
                                                                                       the name appears below.

                                                                                       YOUR VOTE IS IMPORTANT. PLEASE MARK,
                                                                                       SIGN, DATE AND MAIL THIS PROXY
                                                                                       CARD PROMPTLY USING THE ENCLOSED
                                                                                       ENVELOPE.

Signature(s):________________________________________ Dated:______________, 2000

Note: When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.